Exhibit 99.1

For more information:	Investor Relations:
Marc Olin	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI Reports Record Revenue for Fourth Quarter and Full Year 2017

Fremont, Calif. – January 31, 2018 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the fourth quarter and year ended December 31, 2017.

For the quarter ended December 31, 2017, the Company reported record fourth quarter revenue of $269.2 million, up 1% compared to fourth quarter 2016 revenue of $266.7 million. GAAP net loss was $25.4 million compared to GAAP net income of $19.9 million for the same period in 2016 or $(0.55) per diluted share compared to $0.42 per diluted share for the same period in 2016. Non-GAAP net income was $24.0 million, down 33% compared to non-GAAP net income of $35.7 million for the same period in 2016 or $0.52 per diluted share, down 31% compared to $0.75 per diluted share for the same period in 2016. Cash flow from operating activities was $8.9 million, down 86% compared to $65.2 million during the same period in 2016.

For the year ended December 31, 2017, the Company reported revenue of $993.3 million, up 0.1% year-over-year compared to $992.1 million for the same period in 2016. GAAP net loss was $14.4 million or $(0.31) per diluted share, compared to GAAP net income of $44.9 million or $0.94 per diluted share for the same period in 2016. Non-GAAP net income was $100.7 million or $2.14 per diluted share, compared to non-GAAP net income of $116.2 million or $2.43 per diluted share for the same period in 2016. Cash flow from operating activities was $51.3 million, down 58% compared to $121.0 million during the same period in 2016.

“The performance of our direct business drove record quarterly and full year revenue for EFI. We look for this growth from inkjet and software to accelerate in the first quarter,” said Guy Gecht, CEO of EFI. “Having just finished a very exciting Connect Users’ Conference, the EFI team is energized as we enter 2018, with a year full of new product introductions across the Company and Nozomi on track for a strong first year in the corrugated market. We are well positioned to help customers transform their businesses,” concluded Mr. Gecht.

Conference Call

EFI will discuss the Company’s financial results by conference call at 5:00 pm ET/2:00 pm PT today. Instructions for listening to the conference call over the Web are available on the Investor Relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “accelerate”. “address”, “anticipate”, “believe”, “consider”, “continue”, “develop”, “estimate”, “expect”, “further”, “look”, “plan”, and “progress” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, introduction of new products, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, intense competition in each of our businesses, including competition from products developed by EFI’s customers; our ability to remediate the material weaknesses identified in EFI’s internal control over financial reporting; the uncertainty of the outcome of the pending securities lawsuits against EFI; unforeseen expenses; fluctuations in currency exchange rates; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; our ability to successfully integrate acquired businesses; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; the impact of changing consumer preferences on demand for our textile products; litigation involving intellectual property rights or other related matters; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release and are subject to revision until the Company will have filed its Annual Report on Form 10-K for the year ended December 31,2017. EFI undertakes no obligation to update information contained in this press release. Amounts are subject to rounding.

For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Impact of the Tax Cuts and Jobs Act of 2017

On December 22, 2017, the Tax Cuts and Jobs Act was enacted, which will have wide-ranging impacts on EFI including, but not limited to, a Deemed Repatriation Transition Tax and the revaluation of current U.S. deferred tax assets and liabilities. We have recorded a $27.3 million charge in the current quarter as a provisional estimate related to the aforementioned items. The SEC staff issued Staff Accounting Bulletin (“SAB”) 118, which allows companies to record a provisional estimate of the income tax effects in the quarter in which it can make reasonable estimates of the effects of the new law. While we have calculated a reasonable estimate of the impact of the U.S. tax rate reduction and the amount of the Deemed Repatriation Transition Tax, we are still gathering additional information to refine and finalize our calculation of the impacts of the new tax law on our U.S. deferred tax assets and liabilities, the Deemed Repatriation Transition Tax, and other provisions associated with the Tax Cuts and Jobs Act. As we obtain additional information, we may record material adjustments in current or subsequent quarters, and will finalize the income tax effects in the fourth quarter of 2018, or in an earlier quarter if our analysis is complete.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains. A reconciliation of the adjustments to GAAP results for the three and twelve months ended December 31, 2017 and 2016 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

Our non-GAAP measures, including ex-currency are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, revenue, gross profit, operating expenses, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue	$269,163	$266,707	$993,260	$992,065
Cost of revenue	140,947	127,180	486,804	483,900

Gross profit	128,216	139,527	506,456	508,165
Operating expenses:
Research and development	39,157	39,664	157,358	151,395
Sales and marketing	44,679	41,682	173,697	169,042
General and administrative	24,498	19,252	91,737	85,618
Amortization of identified intangibles	12,510	10,200	47,339	39,560
Restructuring and other	2,140	998	7,562	6,731

Total operating expenses	122,984	111,796	477,693	452,346

Income from operations	5,232	27,731	28,763	55,819
Interest expense	(4,967)	(4,473)	(19,505)	(17,716)
Interest income and other income (expense), net	1,286	(569)	4,088	545

Income before income taxes	1,551	22,689	13,346	38,648
Benefit from (provision for) income taxes	(26,975)	(2,740)	(27,770)	6,301

Net income (loss)	$(25,424)	$19,949	$(14,424)	$44,949

Diluted EPS calculation
Net income (loss)	$(25,424)	$19,949	$(14,424)	$44,949

Net income (loss) per diluted common share	$(0.55)	$0.42	$(0.31)	$0.94

Shares used in diluted per share calculation	46,345	47,460	47,066	47,797

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			Ex-Currency			Ex-Currency
	2017	2016	2017	2017	2016	2017
Net income (loss)	$(25,424)	$19,949	$(25,424)	$(14,424)	$44,949	$(14,424)

Cost of revenue related to fair value inventory adjustment	123	—	123	1,383	—	1,383
Ex-currency adjustment	—	—	(890)	—	—	94
Stock based compensation – Cost of revenue	576	1,065	576	2,561	3,252	2,561
Stock based compensation – Research and development	1,621	2,065	1,621	9,177	10,696	9,177
Stock based compensation – Sales and marketing	1,407	1,573	1,407	6,583	8,242	6,583
Stock based compensation – General and administrative	387	482	387	8,211	12,696	8,211
Amortization of identified intangibles	12,510	10,200	12,510	47,339	39,560	47,339
Restructuring and other	2,140	998	2,140	7,562	6,731	7,562
General and administrative:
Acquisition-related transaction costs	237	541	237	2,057	2,241	2,057
Changes in fair value of contingent consideration	3,069	629	3,069	5,256	6,939	5,256
Revenue recognition review costs and litigation settlements	1,776	115	1,776	6,879	1,027	6,879
Asset impairment	880	—	880	880	—	880
Interest income and other income (expense), net
Non-cash interest expense related to our convertible notes	3,336	3,163	3,336	13,049	12,400	13,049
Foreign exchange fluctuation related to contingent consideration	—	588	—	45	1,049	45
Balance sheet currency remeasurement impact	—	—	235	—	—	1,579
Tax effect of non-GAAP adjustments	21,348	(5,642)	21,530	4,147	(33,564)	3,831

Non-GAAP net income	$23,986	$35,726	$23,513	$100,705	$116,218	$102,062

Non-GAAP net income per diluted common share	$0.52	$0.75	$0.51	$2.14	$2.43	$2.17

Shares used in diluted per share calculation	46,345	47,460	46,345	47,066	47,797	47,066

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,
	2017	2016
Assets
Cash and cash equivalents	$170,345	$164,313
Short-term investments	148,697	295,428
Accounts receivable, net	244,416	220,813
Inventories	125,813	96,338
Other current assets	50,178	36,637

Total current assets	739,449	813,529
Property and equipment, net	98,762	103,474
Goodwill	397,133	359,841
Intangible assets, net	123,008	122,997
Restricted investments and cash equivalents	32,531	6,252
Other assets	60,292	72,836

Total assets	$1,451,175	$1,478,929

Liabilities & Stockholders’ equity
Accounts payable	$123,548	$114,287
Accrued and other liabilities	157,322	139,318
Income taxes payable	5,309	10,256

Total current liabilities	286,179	263,861
Convertible senior notes, net	318,957	304,484
Imputed financing obligation related to build-to-suit lease	13,975	14,152
Noncurrent contingent and other liabilities	24,156	42,786
Deferred tax liabilities	11,652	15,601
Noncurrent income taxes payable	20,169	12,030

Total liabilities	675,088	652,914
Total stockholders’ equity	776,087	826,015

Total liabilities and stockholders’ equity	$1,451,175	$1,478,929

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve Months Ended
	December 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$(14,424)	$44,949
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	65,647	55,081
Deferred taxes	9,221	(11,091)
Stock-based compensation, net of cash settlements	26,532	31,726
Provision for inventory obsolescence	6,312	5,716
Provision for bad debts and sales-related allowances	12,416	10,678
Contingent consideration payments related to businesses acquired	(5,906)	—
Non-cash accretion of interest expense on convertible notes and imputed financing obligation	14,981	13,489
Other non-cash charges and gains	11,320	5,443
Changes in operating assets and liabilities, net of effect of acquired businesses	(74,804)	(34,987)

Net cash provided by operating activities	51,295	121,004

Cash flows from investing activities:
Purchases of short-term investments	(87,623)	(216,349)
Proceeds from sales and maturities of short-term investments	233,633	252,856
Purchases of restricted investments and cash equivalents	(26,274)	(6,252)
Purchases, net of proceeds from sales, of property and equipment	(13,754)	(22,373)
Businesses purchased, net of cash acquired and disposition	(29,559)	(19,932)

Net cash provided by (used for) investing activities	76,423	(12,050)

Cash flows from financing activities:
Proceeds from issuance of common stock	12,074	11,100
Purchases of treasury stock and net share settlements	(101,844)	(83,292)
Repayment of debt assumed through business acquisitions and debt issuance costs	(11,094)	(8,803)
Contingent consideration payments related to businesses acquired	(25,018)	(28,111)

Net cash used for financing activities	(125,882)	(109,106)

Effect of foreign exchange rate changes on cash and cash equivalents	4,196	374

Increase in cash and cash equivalents	6,032	222
Cash and cash equivalents at beginning of year	164,313	164,091

Cash and cash equivalents at end of year	$170,345	$164,313

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue by Operating Segment
Industrial Inkjet	$162,802	$153,657	$570,688	$562,583
Productivity Software	45,269	43,183	156,561	151,737
Fiery	61,092	69,867	266,011	277,745

Total	$269,163	$266,707	$993,260	$992,065

Revenue by Geographic Area
Americas	$134,571	$136,434	$487,968	$500,411
EMEA	94,975	95,836	369,610	360,305
APAC	39,617	34,437	135,682	131,349

Total	$269,163	$266,707	$993,260	$992,065

Revenue Ex-Currency Adjustment	(7,346)	—	(5,694)	—

Total	$261,817	$266,707	$987,566	$992,065

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding certain costs, expenses, gains, and significant items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on our activities and other factors, facilitates comparability of our operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income, and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of amortization of acquisition-related intangibles, stock-based compensation expense, restructuring and other expenses, acquisition-related transaction expenses, costs to integrate such acquisitions into our business, asset impairment, incremental cost of revenue due to the fair value adjustment to inventories acquired in business acquisitions, changes in the fair value of contingent consideration including the related foreign exchange fluctuation impact, revenue recognition review costs and litigation settlement charges, and non-cash interest expense related to our 0.75% convertible senior notes (“Notes”). We use a constant non-GAAP tax rate of 19%, which we believe reflects the long-term average tax rate based on our international structure and geographic distribution of revenue and profit.

Ex-Currency. To better understand trends in our business, we believe it is helpful to adjust our statement of operations to exclude the impact of year-over-year changes in the translation of foreign currencies into U.S. dollars. This is a non-GAAP measure that is calculated by adjusting revenue, gross profit, and operating expenses by using historical exchange rates in effect during the comparable prior year period and removing the balance sheet currency re-measurement impact from interest income and other income (expense), net, including removal of any hedging gains and losses. We refer to these adjustments as “ex-currency.” Management believes the ex-currency measures provide investors with an additional perspective on year-over-year financial trends and enables investors to analyze our operating results in the same way management does. The year-over-year currency impact can be determined as the difference between year-over-year actual growth rates and year-over-year ex-currency growth rates.

These excluded items are described below:

•	Inventory acquired in the acquisition of the Free Flow Print Server business (“FFPS”) is required to be recorded at fair value rather than historical cost in accordance with ASC 805, Business Combinations. The fair value of FFPS inventory reflects the manufacturing cost plus a portion of the expected gross profit. We have adjusted our cost of revenue to reflect the expected gross profit that was included in the inventory valuation under ASC 805. We believe this adjustment is useful to investors to understand the gross profit trends of our ongoing business.

•	Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense of $26.5 and $34.9 million during the twelve months ended December 31, 2017 and 2016, respectively, consists of $26.5 and $31.8 million of stock-based compensation expense recognized in accordance with ASC 718, Stock Compensation, and the non-cash settlement of $3.1 million of vacation liabilities settled through the issuance of RSUs during the twelve months ended December 31, 2016, which is not included in the GAAP presentation of our stock-based compensation expense.

•	Restructuring and other expenses consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•	Expenses incurred to integrate businesses acquired of $1.2 and $2.2 million for the three and twelve months ended December 31, 2017, respectively, and $0.7 and $2.1 million for the three and twelve months ended December 31, 2016 respectively.

•	Integration depreciation of $0.3 million was recognized during the year ended December 31, 2017, which resulted from assets required to integrate acquired businesses. We have acquired 18 businesses in the last 5 years, which have required significant information technology investment to integrate them into our business. Depreciation related to assets purchased to integrate businesses acquired during the periods reported have been included in the integration expenses that we have excluded from non-GAAP operating results.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions of $0.2 and $2.1 million for the three and twelve months ended December 31, 2017, respectively, and $0.5 and $2.2 million for the three and twelve months ended December 31, 2016, respectively.

•	Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods, including the related foreign exchange fluctuation impact. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment

•	Non-cash interest expense on our Notes. Our Notes may be settled in cash on conversion. We are required to separately account for the liability (debt) and equity (conversion option) components of the Notes in a manner that reflects our non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize a debt discount equal to the fair value of the conversion option as interest expense on our $345 million of 0.75% convertible senior notes that were issued in a private placement in September 2014 over the term of the Notes.

•	Revenue recognition review costs and litigation settlements. As described in “Item 9A, Controls and Procedures” of our annual report on Form 10-K, for the year ended December 31, 2016, as amended, our management concluded that we had material weaknesses in our internal control over financial reporting as of December 31, 2016 related to revenue recognition practices and therefore did not maintain effective internal control over financial reporting or effective disclosure controls and procedures, both of which are requirements of the Securities Exchange Act of 1934, as of that date. The review of our revenue recognition practices has required that we expend significant management time and incur significant accounting, legal, and other expenses totaling $1.7 and $6.4 million during the three and twelve months ended December 31, 2017, respectively, and we expect to incur additional costs in the future periods.

We settled or accrued reserves related to several litigation claims of $0.1 and $0.4 million for the three and twelve months ended December 31, 2017, respectively, and $0.1 and $1.0 million during the three and twelve months ended December 31, 2016, respectively.

•	Asset impairment. During the fourth quarter of 2017, our management approved a plan to sell approximately 31.5 acres of land and the related buildings (“facility”) located in Meredith, New Hampshire. Assets previously recorded within property and equipment, net, of $5.1 million have been reclassified to assets held for sale within other current assets in our Condensed Consolidated Balance Sheet as of December 31, 2017. The fair value of the facility based on the expected sales proceeds, less cost to sell, will be less than the carrying amount of the assets. As a result, an impairment loss of approximate $0.9 million was recognized for the three and twelve months ended December 31, 2017.

•	Tax effect of non-GAAP adjustments. We use a constant non-GAAP tax rate of 19%, which we believe reflects the long-term average tax rate based on our international structure and geographic distribution of revenue and profit. The long-term average tax rate is calculated in accordance with the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate after excluding the tax effect of the non-GAAP items described above, $10.3 million of previously unrecognized tax benefits associated with the 2012 sale of our Foster City building and land, which we recognized in the twelve months ended December 31, 2016, and $27.3 million of tax charges recognized in Q4 2017 as a result of the US Tax Cuts and Jobs Act, which was enacted on December 22, 2017.